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                                                                    EXHIBIT 23.1



                              CONSENT OF KPMG LLP

The Board of Directors
The Reader's Digest Association, Inc.


We consent to the use of our report on the consolidated financial statements of The Reader's Digest Association, Inc. as of June 30, 1999 and 1998 and for each of the years in the three-year period ended June 30, 1999, incorporated herein by reference and to the reference to our firm under the headings "Selected Consolidated Financial Information" and "Experts" in the prospectus.

                                             KPMG LLP


New York, New York
November 9, 1999